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                                                                      EXHIBIT 8

                                 March 16, 1998


Provident Companies, Inc.
One Fountain Square
Chattanooga, TN  37402

     Re:  Provident Financing Trust I
          7.405% Capital Securities

Ladies and Gentlemen:

          We have acted as counsel to Provident Companies, Inc., a Delaware corporation (the "Company"), and Provident Financing Trust I, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3, as amended to the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended, and of the Prospectus and Prospectus Supplement that is a part thereof with respect to 300,000 Provident Financing Trust I 7.405% Capital Securities (the "Capital Securities"). All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Prospectus Supplement.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Prospectus Supplement, the Amended and Restated Declaration of Trust, the forms of Capital Securities and Common Securities, the forms of Indenture and Guarantee Agreement (collectively, the "Agreements") and the Officer's Certificate of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Agreements as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us,
(ii) timely compliance by all parties to the Agreements to the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements constitute all the agreements, arrangements and understandings between the parties thereto with respect to the transactions contemplated therein and that the representations and warranties contained therein are true.

          Based on the foregoing, and subject to the assumptions and qualifications set forth herein and in the section entitled "Certain Federal Income Tax Consequences" in the Prospectus Supplement, we are of the opinion that:

          1. The Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. As a result, each beneficial owner of the
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Provident Companies, Inc.
March 16, 1998
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Capital Securities generally will be considered for U.S. federal income tax purposes the owner of an undivided interest in the Junior Subordinated Debentures owned by the Trust.

          2. The Junior Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Company.

          3. The discussion in the section entitled "Certain Federal Income Tax Consequences" in the Prospectus Supplement is a fair and accurate summary of the matters addressed therein under current law, subject to the assumptions and conditions described therein.

          The above opinions are based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted or referred to.

                            Very truly yours,


                            ALSTON & BIRD LLP